UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01	Other Events.

On April 4, 2012, XenoPort, Inc. (“XenoPort” or the “Company”) announced that it was awarded U.S. Patent 8,148,414 for “Prodrugs of Methyl Hydrogen Fumarate, Pharmaceutical Compositions Thereof, and Methods of Use.” The term of the patent extends until 2029, subject to potential Hatch-Waxman patent term extensions.

The patent is directed to the XP23829 compound, analogs thereof and formulations thereof. A related U.S. patent application directed to therapeutic uses of XP23829 is now pending.

XP23829 is a prodrug of methyl hydrogen fumarate, also known as monomethyl fumarate (“MMF”). In cell- and animal-based models, MMF has been shown to exhibit immuno-modulatory properties and inhibit damage from oxidative stress.

In XenoPort’s preclinical animal studies that compared molar equivalent doses of XP23829 to dimethyl fumarate (“DMF”), another prodrug of MMF, XP23829 demonstrated a greater degree of efficacy in animal models of both multiple sclerosis (“MS”) and psoriasis. Toxicology studies conducted in two species showed that XP23829 caused less stomach irritation compared to DMF.

XenoPort intends to file an Investigational New Drug Application (“IND”) for XP23829 for the treatment of relapsing remitting MS with the U.S. Food and Drug Administration (“FDA”) in the second quarter of 2012 and expects to initiate human clinical trials later this year.

XenoPort owns all rights to XP23829.

This current report contains “forward-looking” statements, including, without limitation, all statements related to patent coverage for XP23829; potential future actions by the FDA related to the IND for XP23829 and the timing thereof; XenoPort’s future clinical development program for XP23829 and the timing thereof; the therapeutic and commercial potential of XP23829; and the suitability of XP23829 as a treatment for MS and/or psoriasis. Any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “expects,” “intends,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertainty of the FDA IND clearance process and other regulatory requirements; the uncertain results and timing of clinical trials; XenoPort’s ability to successfully conduct clinical trials in the anticipated timeframes, or at all; XenoPort’s dependence on its current and additional collaborative partners; and the uncertain therapeutic and commercial value of XenoPort’s product candidates. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: April 4, 2012	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer